Rule 10f-3 Transactions
Quarter Ended September 30, 2009
Sub-Adviser: UBS Global Asset Management (Americas) Inc.

Laudus Growth Investors US Large Cap Growth
Name of Security:
Talecris Biotherapeutics
?Eligible for
 purchase?
 x
Yes
No
Total Offering:
US$950,000,000.00

?Lowest price paid by any purchaser?
 x Yes
No
Total
 Purchased:
US$28,500,000.00 (Firm)
? Purchased on first
 date on which sales were made? x
Yes
No
Price/Unit:

US$19.00
?Reasonability test passed?
x
Yes
No
Trade
 date:
September 30, 2009
?Less than 25% of total
offering amount?
x
Yes
No
Purchased from:
Morgan
Stanley
?No compensation to affiliated broker?
x
Yes
No
Other syndicate members (list names):
?Firm
commitment underwriting?
 x
Yes
No
Barclays, Citi,
 Goldman, JPM, Morgan Stanley, UBS, Wells Fargo